CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of Global Investment Portfolios:

Re:   Global Consumer Products and Services Portfolio
      Global Financial Services Portfolio
      Global Infrastructure Portfolio
      Global Natural Resources Portfolio



We consent to the inclusion in Post Effective Amendment No. 5 to the Registration Statement of Global Investment Portfolio, on Form N1-A (File No. 811-8454) of our report dated December 15, 1997 on our audit of the financial statements and supplementary data on the above referenced Portfolios which report is included in the Annual Report to Shareholders for the year ended October 31, 1997 which is included in the Post Effective Amendment to the Registration Statement.


We also consent to the reference to our Firm under the caption, "Financial Statements."



                                          /s/ Coopers & Lybrand L.L.P.
                                          ----------------------------
                                          COOPERS & LYBRAND L.L.P



Boston, Massachusetts